UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

7-Eleven, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-16626	75-1085131
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

2711 North Haskell Avenue

Dallas, Texas 75204-2906

(Address of principal executive offices)

Registrant's telephone number, including area code: (214) 828-7011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2005, the shareholders of 7-Eleven, Inc. (the "Registrant") approved the 7-Eleven, Inc. 2005 Stock Incentive Plan at the Registrant's Annual Meeting of Shareholders. A copy of the plan is attached hereto as Exhibit 10.1.

A form of award agreement for grants of stock options under the 2005 Stock Incentive Plan is attached hereto as Exhibit 10.2. This form of award agreement contains provisions similar to those included in the stock-option award agreements issued and outstanding under the Registrant's 1995 Stock Incentive Plan. The form of agreement attached as Exhibit 10.2 is not necessarily indicative of the terms of all future stock-option grants under the 2005 Stock Incentive Plan.

In addition, on April 27, 2005, the Registrant's shareholders approved the amended and restated 7-Eleven, Inc. Stock Compensation Plan for Non-Employee Directors at the Registrant's Annual Meeting of Shareholders. A copy of the plan is attached hereto as Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 7-Eleven, Inc. 2005 Stock Incentive Plan

10.2 Form of Award Agreement for Grants of Stock Options under the 7-Eleven, Inc. 2005 Stock Incentive Plan

10.3 Amended and Restated 7-Eleven, Inc. Stock Compensation Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2005

7-ELEVEN, INC.

/s/ BRYAN F. SMITH, JR.

_______________________________________

Bryan F. Smith, Jr.

Executive Vice President, General Counsel

and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	7-Eleven, Inc. 2005 Stock Incentive Plan
10.2	Form of Award Agreement for Grants of Stock Options under the 7-Eleven, Inc. 2005 Stock Incentive Plan
10.3	Amended and restated 7-Eleven, Inc. Stock Compensation Plan for Non-Employee Directors

Exhibit 10.1

7-ELEVEN, INC.
2005 STOCK INCENTIVE PLAN

  Purpose

  The purposes of the 7-Eleven, Inc. 2005 Stock Incentive Plan (the "Plan") are to promote the interests of the Company and its shareholders by (a) attracting and retaining executive personnel and other key employees of outstanding ability; (b) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (c) enabling such employees to participate in the long-term growth and financial success of the Company. This Plan covers the sale of Restricted Stock, the grant of Restricted Stock Units, the award of Bonus Stock and the grant of Options (including options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended), the award of Performance Shares, Stock Appreciation Rights, and any other Stock Unit Awards or stock-based forms of awards as the Committee may determine in its sole and complete discretion at the time of grant.

  Definitions

  "Affiliate" shall mean (a) any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest of 10% or more; (b) any Person who is directly or indirectly the beneficial owner of 10% or more of the voting power of the Company; or (c) any Person controlling, controlled by or under common control with the Company.

  "Award" shall mean a grant or award under Sections 7 through 12, inclusive, of the Plan, whether granted individually, in combination, or in tandem, to a Participant pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

  "Award Agreement" shall mean the written agreement between the Company and a Participant evidencing the terms, conditions and limitations of the Award granted to that Participant.

  "Board of Directors" shall mean the Board of Directors of the Company.

  "Bonus Stock" shall mean an award granted pursuant to Section 11 of the Plan expressed as a share of Common Stock which may or may not be subject to restrictions.

  "Change in Control" shall mean (a) the direct or indirect acquisition by any Person (an "Acquiring Person") other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or a subsidiary of the Company, of securities of the Company representing 50% or more of the combined voting power of the Company, such that such Person becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the Company; or (b) the consummation of a merger or a consolidation of the Company with any other Person (or, if no such approval is required, the consummation of such a merger or consolidation of the Company), other than a merger or consolidation that would result in the stock of the Company outstanding immediately before the consummation thereof continuing to represent a majority of the combined voting power of the surviving entity outstanding immediately after such merger or consolidation; or (c) the approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or distribution by the Company of all or substantially all of the Company's assets (or, if no such approval is required, the consummation of such a liquidation, sale or disposition in one transaction or a series of related transactions), other than a liquidation, sale or disposition of all or substantially all of the Company's assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

  "Closing Price" shall mean the last traded price per share of Stock as reported on The Nasdaq Stock Market or such other securities trading system or exchange which is the primary market on which the Stock may then be listed or traded.

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  "Committee" shall mean the Committee that administers this Plan and shall be the Compensation and Benefits Committee of the Board of Directors unless any member of such committee shall fail to qualify as a Person described in the following three sentences, in which case, the Compensation and Benefits Committee shall appoint an Incentive Compensation Committee, consisting solely of persons who do so qualify, to serve as the Committee to administer this Plan. The Committee shall consist of not less than two persons (all of whom shall be members of the Board of Directors and shall qualify as Outside Directors under Section 162(m)).

  "Common Stock" or "Stock" shall mean the Common Stock of the Company, par value $.0001 per share, or such other security or right or instrument into which such Common Stock may later be changed or converted.

  "Company" shall mean 7-Eleven, Inc., and any Subsidiary of the Company that has Key Employees that satisfy the eligibility requirements for participation in this Plan.

  "Date of Grant" shall mean the date specified by the Committee as the effective date or date of grant of an Award or, if the Committee does not so specify, shall be the date the Committee adopts the resolution approving the offer of an Award to an individual, including the specification of the number (or method of determining the number) of shares of Stock and the amount (or method of determining the amount) of cash to be subject to the Award, even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed until a later time.

  "Department" shall mean the Company's Compensation and Benefits Department.

  "Designated Beneficiary" shall mean the beneficiary designated by the Participant, pursuant to procedures established by the Department, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

  "Disability" shall occur to the extent a Participant is unable to engage in any substantial gainful activity by reason of any medical determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

  "Divestiture" shall mean the sale of, or closing by, the Company of the business operations in which the Participant was employed, or the elimination of a particular position at the Company's discretion.

  "Early Retirement" shall mean, in the case of any Participant, retirement from employment with the Company after the age of 55, but before the age of 65, provided that such Participant is eligible for retiree benefits under the Company's group medical/dental plans.

  "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

  "Executive Officer" shall mean any officer of the Company who is subject to the provisions of Rule 16b-3.

  "Fair Market Value" shall mean the Closing Price of the Stock on the date in question or, if the Stock has not been traded on such date, the Closing Price on the first day prior thereto on which the Stock was so traded.

  "Fiscal Year" shall mean the fiscal year of the Company.

  "Incentive Stock Option" shall mean a stock option granted under Section 7 of the Plan which is intended to meet the requirements of Section 422 of the Code.

  "Key Employee" shall mean any employee whom the Committee identifies as having a direct and significant effect on the performance of the Company or any of its Subsidiaries.

  "Non-Stock Based Incentive Compensation" refers to incentive compensation the value of which is not based in whole or in part on the value of the Stock.

  "Nonqualified Stock Option" shall mean a stock option granted under Section 7 of the Plan which is not intended to be an Incentive Stock Option.

  "Normal Retirement" shall mean, in the case of any Participant, retirement from employment with the Company at or after the time when such Participant reaches age 65 or some earlier age if approved by the Committee.

  "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

  "Option Shares" shall mean the shares of Stock purchased upon exercise of an Option granted pursuant to this Plan.

  "Outside Director" shall mean a person who satisfies the requirements of Section 162(m) of the Code and is a "Disinterested Person" under Rule 16b-3.

  "Participant" shall mean an employee who is selected by the Committee to receive an Award under the Plan.

  "Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 9 with respect to the applicable Performance Cycle.

  "Performance Based Awards" shall mean any Awards of Performance Shares, Restricted Stock, Restricted Stock Units, Bonus Stock or other stock-based compensation that is intended by the Committee to constitute performance-based compensation under Section 162(m).

  "Performance Cycle" or "Cycle" shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

  "Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently awarded for such Cycle are earned.

  "Performance Share" shall mean an award granted pursuant to Section 9 of the Plan expressed as a share of Common Stock.

  "Person" shall mean any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

  "Plan" shall mean the 7-Eleven, Inc. 2005 Stock Incentive Plan.

  "QDRO" shall mean a "Qualified Domestic Relations Order" as defined in the Code or Title I of the Employee Retirement Income Security Act.

  "Restricted Period" shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

  "Restricted Stock" shall mean shares of Common Stock, subject to restrictions, contingently granted to a Participant under Section 10 of the Plan.

  "Restricted Stock Unit" shall mean a fixed or variable dollar denominated right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 10 of the Plan.

  "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-29131 (April 26, 1991), or any successor rule, as it may be amended from time to time.

  "Section 162(m)" shall mean Section 162(m) of the Code, or any successor section under the Code, as it may be amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

  "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

  "Stock Appreciation Right" shall mean an award granted under Section 8 of the Plan.

  "Stock Unit Award" shall mean an award of Common Stock or units granted under Section 12 of the Plan.

  "Stockholder Approved Standard" means any pre-established objective performance goal qualifying under Section 162(m) and approved by the shareholders of the Company in accordance with Section 162(m), including (a) total stockholder return (Stock price appreciation plus dividends), (b) net income, (c) earnings per share(basic or fully-diluted), (d) return on sales, (e) return on equity, (f) return on assets, (g) increase in the market price of Stock or other securities of the Company, (h) core earnings; (i) revenue growth (including subsets thereof such as merchandise, gasoline or smaller subsets); (j) sales targets; (k) service level improvements; (l) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital; (m) earnings before or after interest, depreciation, amortization or extraordinary or special items, or operating income before or after taxes; (n) market share; (o) net interest margin or interest expense after taxes; (p) economic value created; (q) operating margin or profit margin; (r) charges or expense ratios; (s) implementation or completion of critical projects or processes; (t) completion of corporate transactions; (u) cost reduction or containment goals; (v) strategic business criteria consisting of one or more objectives based on meeting operational goals; (w) the performance of the Company in any of the items mentioned in clause (a) through (v) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the performance period; and (x) criteria that are substantially similar to the items listed in clause (a) through (w).

  "Subsidiary" shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

  "Unvested Stock" shall mean all the shares of Restricted Stock, Restricted Stock Units, Bonus Stock, Stock Unit Awards and Option Stock other than Vested Stock.

  "Vested Stock" shall mean: (a) all shares of Restricted Stock, Restricted Stock Units, Bonus Stock, Stock Unit Awards and Option Stock which at the time in question have been freed of the restrictions imposed pursuant to the Plan; and (b) all shares of Restricted Stock Unit, Bonus Stock and Option Stock which shall have been issued free of restrictions pursuant to the Plan.

  Administration

  The Plan shall be administered and interpreted by the Committee. The Committee shall have full authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. Subject to Section 4, the Committee shall have full authority, in its discretion, to determine those Executive Officers and Key Employees who shall participate in the Plan and the number of shares of Stock to be sold or awarded to each Participant and the number of shares of Stock to be covered by either rights to acquire shares of Stock or Options granted to each Participant (it being understood that more than one sale, award or grant or any combination thereof may relate to the same Participant). Recommendations for individual awards shall be made to the Committee by the President of the Company. The Committee may delegate to the President of the Company the power to make Awards to Participants who are not Executive Officers of the Company provided the Committee shall fix the maximum amount of such Awards for the group and a maximum for any one Participant. The Committee shall determine the Awards to be made to the Executive Officers. The Committee's decisions shall be binding upon all persons, including the Company, its stockholders, employees, Participants, and Designated Beneficiaries.

  The Committee may act by a meeting in person or take action by unanimous written consent or by means of a meeting held by conference telephone call or similar communications equipment pursuant to which all persons participating in the meeting can hear each other. The Committee may request advice or assistance or employ such persons as it deems necessary for proper administration of the Plan. Any determination made by the Committee shall be conclusive except to the extent that the sufficiency of the consideration therefor or the terms of any such sale or award of shares of Stock or any grant of rights or Options under the Plan are required by law or by the Articles of Incorporation or Bylaws of the Company to be subject to ratification by the Board of Directors or its Compensation and Benefits Committee prior to such sale, award or grant.

  Members of the Committee, any person acting pursuant to authority delegated by the Committee and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegate shall not be personally liable for any action or determination take or made in good faith with respect to the Plan, and shall, to the extent not prohibited by law, be fully indemnified and protected by the Company with respect to any such action or determination.

  Eligibility

  Key Employees, including officers, of the Company shall be eligible to participate under the Plan. However: (a) no non-Employee director of the Company shall be eligible to participate under the Plan; (b) no member of the Committee shall be eligible to participate under the Plan; and (c) no person shall be eligible to participate under the Plan if he owns, directly or indirectly, more than 5% of the total combined voting power of all classes of stock of the Company.

  Shares Subject to Plan/Maximum Amount Available for Awards

  (a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 5,000,000 shares of Common Stock, which may be in any combination of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares or any other right or option.

  (b) Shares of Common Stock may be available from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased in the open market. In the event that (i) an Option or Stock Appreciation Right is settled for cash or expires or is terminated unexercised as to any shares of Common Stock covered thereby, or (ii) any Award in respect of shares of Common Stock is cancelled or forfeited for any reason under the Plan without the delivery by the Company of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan. In the event that any Option or other Award granted hereunder is exercised through the delivery of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares so surrendered, to the extent permissible under Rule 16b-3 as interpreted from time to time by the Securities and Exchange Commission or its staff.

  (c) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the maximum number of shares of Stock available for the Plan shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any award under the Plan shall be increased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding awards remain exercisable or subject to restrictions.

  (d) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the maximum number of shares of Stock available for the Plan shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any award shall be decreased proportionately, and (iii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding awards remain exercisable or subject to restrictions.

  (e) In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, acquisition, sale of assets, dissolution or other similar corporate event, not contemplated in Section 5(c) or (d) above, affects the Common Stock such that an adjustment is deemed appropriate in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee may in its sole discretion and in such manner as the Committee may deem equitable adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (ii) the number and kind of shares subject of Options and other Awards, and (iii) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award; provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

  (f) Whenever the number of shares of Stock subject to outstanding awards under the Plan and the price for each share of Stock subject to outstanding awards are required to be adjusted as provided in this Section, the Committee shall authorize the Department to prepare a notice setting forth the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall authorize the Department to give each Participant such a notice.

  (g) The maximum number of shares of Stock in respect of which Awards may be made under the Plan to any individual Key Employee in any fiscal year shall be 2,000,000 shares of Stock, which may be in any combination of Options, Restricted Stock, Restricted Stock Units, Performance Units, Bonus Shares or any other right or option. Such maximum number of shares shall be adjusted as provided in Sections 5(c), (d), and (e) above; however, the events described in Section 5(b) above shall count against and reduce the maximum number of shares of Stock in respect of which Awards may be made under the Plan to any individual Key Employee. This Section 5(g) is intended to comply with the requirement of the performance-based compensation exception to Section 162(m) and shall be interpreted accordingly.

  (h) Adjustments under this Section shall be made, as required, and the calculations by the Department shall be final, binding and conclusive. No fractional interest shall be issued under the Plan as a result of any such adjustments.

  Price

  Subject to the provisions of this Plan and to the requirements of applicable law, the Committee shall determine the price at which shares of Restricted Stock, Restricted Stock Units or any other form of incentive Stock shall be sold to Participants hereunder and the price at which any Options granted to purchase shares of Option Stock hereunder shall become exercisable. All shares purchased upon exercise of any Option shall be paid for in full at the time of exercise and such payment may be made in whole or in part by delivery of shares of Stock already owned by the participant with such shares being valued for these purposes at 100% of the Fair Market Value thereof on the date of the exercise.

  Stock Options

  (a). Grant. Subject to the provisions of the Plan and applicable law, all Options granted pursuant to the Plan shall have such terms and conditions as the Committee in its sole discretion shall determine, all of which terms and conditions shall be specified in the particular Award Agreement, including the period during which such Option may be exercised in whole or in part, and the conditions under which such Option may be terminated and such other provisions as may be advisable to comply with law or the rules of any securities trading system or stock exchange. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonstatutory Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

  (b) Option Price. The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

  (c) Exercise.

  (i) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the Date of Grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable, restrictions on transfer of shares of Stock received upon exercise, or a portion thereof, after exercise, as the Committee may deem advisable, including, without limitation, restrictions on, or acceleration of, the term or vesting.

  (ii) No shares of Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing or by any other method of payment approved by the Committee, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock or the fair market value of any other consideration so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

  (d) Each Option shall have the following additional conditions:

  (i) The Options shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant, except as otherwise determined by the Committee. Unless otherwise provided by the Committee, in the event a Participant shall die while employed by the Company while eligible to exercise options, options held by the Participant, to the extent vested, shall become exercisable by the person or persons to whom the Participant's rights pass by will or by the laws of descent and distribution and all such options shall be exercisable at any time within one year after the date of such death and shall terminate thereafter; provided, however, that in no event shall such options be exercisable after the expiration date of the option.

  (ii) Participants shall have no right to receive any fractional shares of Stock upon the exercise of Options granted under the Plan.

  (iii) No optionee shall be deemed to be a holder of any shares of Stock until the issuance of shares on the records of the Company after the exercise of an Option. No adjustment shall be made for any dividends or distributions or other rights for which the record date is prior to the date such stock certificates are so issued.

  (iv) The number of shares of Stock subject to an Option and the price per share shall be appropriately adjusted pursuant to Section 5.

  (v) All Option Shares (and all shares of Stock received thereon as the result of any adjustment pursuant to Section 5) shall either be free of any restrictions (other than those imposed by applicable law) or in the discretion of the Committee may be subject to restrictions or features similar to those referred to in Section 10 and set forth in the related Award Agreement.

  Stock Appreciation Rights

  (a) The Committee may, with full authority and in its sole and complete discretion, grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. A Stock Appreciation Right shall not provide for a settlement date later than the expiration of ten years from the Date of Grant.

  (b) The Committee shall establish the grant price of each Stock Appreciation Right at the time each Stock Appreciation Right is granted, and such grant price shall not be less than the Fair Market Value of the Common Stock on the date of grant.

  (c) A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the settlement of the Stock Appreciation Right over the grant price thereof. The Committee shall determine the time of settlement of a Stock Appreciation Right on the Date of Grant and shall further determine whether upon the settlement of a Stock Appreciation Right such Stock Appreciation Right shall be settled in cash, shares of Common Stock, Stock Options, or a combination thereof, provided, however, that if any payment in shares of Stock results in a fractional share, payment for the fractional share shall be made in cash.

  Performance Shares

  (a) The Committee may, with full authority and in its sole and complete discretion, grant Performance Shares and determine the number of such shares for each Performance Cycle, the duration of each Performance Cycle and the value of each Performance Share. All the terms and conditions of each Performance Share Grant shall be included in the applicable Award Agreement. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other.

  (b) The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

  (c)

  (i) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

  (ii) Payment Value of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (c)(1), above. The Committee shall determine whether Payment Values are to be distributed in the form of cash or shares of Common Stock, provided, however, that if any payment in shares of Stock results in a fractional share, payment for the fractional share shall be made in cash.

  Restricted Stock and Restricted Stock Units

  (a) The Committee may, with full authority and in its sole and complete discretion, grant Restricted Stock and Restricted Stock Units and determine the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which, the consideration to be paid, if any, therefor, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Period may be shortened, lengthened or waived by the Committee at any time in its discretion with respect to one or more Participants or Awards outstanding.

  (b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided, during the Restricted Period. Shares of Restricted Stock shall be held for the Participant in book entry form by the Company or by the Company's stock transfer agent with a notation that the Award is subject to restrictions. At the expiration of the Restricted Period, the Company or its stock transfer agent shall deliver such shares to the Participant or the Participant's legal representative. If any payment is to be made to the Company for Restricted Stock Units, it shall be made in cash/or shares of Common Stock, as permitted in the Award Agreement, provided, however, that if any payment in shares of Stock results in a fractional share, payment for the fractional share shall be made in cash.

  (c) Except as otherwise provided in the related Award Agreement, in the event a Participant who has been granted Restricted Stock or a Restricted Stock Unit hereunder ceases to be employed by the Company as the result of death, Disability, Divestiture, Early Retirement or Normal Retirement, then: (i) the Participant shall forfeit that portion of the shares of Unvested Stock granted to such Participant, as the Committee shall determine at such time in its sole discretion; or (ii) the other restrictions imposed and still existing upon any or all of the shares of Unvested Stock held by such Participant shall lapse or shall be removed in accordance with a specified formula, all as shall be determined in the sole discretion of the Committee.

  (d) The Committee may provide in the related Award Agreement that, in the event of the failure of any condition to the vesting of shares of Restricted Stock or Restricted Stock Units, all such shares of Unvested Stock that have been granted to the Participant will be forfeited upon the occurrence of the failure of such condition of vesting upon such terms and conditions as the Committee may elect.

  (e) The Committee may provide in the related Award Agreement for: (i) any other restrictions or features relating to any shares of Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, restrictions or acceleration of terms or vesting based on market appreciation of the Stock, increases in the revenues, sales, net worth or net earnings of the Company or any Subsidiary, division or other component thereof, or the attainment of any other business or financial goal of the Company; and (ii) such further restrictions as may be advisable to comply with law, including the requirements of the Securities Act, any stock exchange or securities trading system upon which such share or shares of the same class are then listed and under any state securities or other laws applicable to such shares.

  Bonus Stock

  The Committee may, with full authority and in its sole and complete discretion, award shares of Bonus Stock to participants hereunder without cash consideration and may determine in the related Award Agreement whether shares of Bonus Stock awarded pursuant to the Plan (including any shares received by the holders thereof as a result of any adjustment pursuant to Section 5) shall be free of any restrictions (other than those advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in Section 10. In the event that any restrictions are imposed on shares of Bonus Stock awarded pursuant to the Plan, then such shares shall be subject to at least the following restrictions:

  (a) Shares of Unvested Stock may not be sold, assigned, transferred or otherwise alienated or hypothecated.

  (b) In the event of the failure of any condition to the vesting of shares of Bonus Stock, all such shares of Unvested Stock shall be delivered to the Company (as designated by the Committee) within 60 days after the occurrence of the failure of such condition as is established by the Committee without any payment from the Company.

  Other Stock Based Awards

  (a) In addition to granting Options, Stock Appreciation Rights, Performance Shares, Bonus Stock, Restricted Stock, and Restricted Stock Units, the Committee shall have authority to grant to Participants Stock Unit Awards which can be in the form of Common Stock or units with the precise terms and conditions of each Award to be as specified in the Award Agreement, with the value of each such Award based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements, and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") as the Committee may determine in its sole and complete discretion at the time of grant. The rules need not be identical for each Stock Unit Award.

  (b) In the sole and complete discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:

  (i) Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

  (ii) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration.

  (iii) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

  (iv) Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment.

  (v) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

  (c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 12 or as an Award granted pursuant to Sections 7 through 11, may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award.

  Certain Performance Shares, Restricted Stock, Restricted Stock Units, Bonus Stock and Other Stock Based Awards

  (a) Performance-Based Awards shall be subject to the requirements of this Section 13 in addition to the requirements of Sections 9, 10, 11 and 12 above. To the extent that the requirements of this Section 13 conflict with the requirements of Sections 9, 10, 11 and 12, the requirements of this Section 13 shall govern.

  (b) The Award Agreement with respect to each Performance-Based Award shall condition the Participant's right to receive the underlying compensation (whether payable in Stock or otherwise) on the achievement of specific numeric targets under one or more Stockholder Approved Standards; provided further that a Performance-Based Award may be conditioned upon the achievement either cumulatively or in the alternative of numeric targets under multiple Stockholder Approved Standards.

  (c) The Committee in its discretion will select a specific Stockholder Approved Standard(s) and a specific numeric target(s) under such Stockholder Approved Standard(s) on which a Participant's right to receive a Performance-Based Award is conditioned.

  (d) The Committee will select a specific period of time over which numeric target(s) of Stockholder Approved Standard(s) must be achieved; provided, however, that such period of time shall be equal to one year, two years, three years, or such other period of time as the Committee may in its discretion select, but in no event shall such period of time be less than six months.

  (e) Before the earlier of the lapse of (i) 90 days after the commencement of the period of service to which a Performance-Based Award relates or (ii) 25% of the period of service to which such Award relates, the Committee will specify in writing the specific Stockholder Approved Standard(s), numeric target(s) for such Stockholder Approved Standard(s), and the period of time over which the numeric target(s) of such Stockholder Approved Standard(s) must be achieved with respect to such Performance-Based Award.

  (f) A Performance-Based Award shall be in an amount calculated as, and specified in the Award Agreement as, the product of the number of shares of Common Stock with respect to which such Performance-Based Award is made multiplied by the Fair Market Value of the Common Stock, or some multiple of the Fair Market Value of the Common Stock, on the date the numeric target(s) are achieved under the applicable Stockholder Approved Standard(s) and any other conditions to receipt of such Performance-Based Award are satisfied.

  (g) The Committee will certify in writing, prior to the lapse of the restrictions and/or conditions on a Participant's receipt of compensation under a Performance-Based Award, that the numeric target(s) under the applicable Stockholder Approved Standard(s) have been achieved; provided, however, that such certification will be required only if the Committee concludes that there is a material possibility that such Participant will be a "covered employee" within the meaning of Section 162(m). The written certification requirement will be satisfied if approved written minutes are kept of the meeting of the Committee at which such certification occurs.

  (h) The preceding Sections 13(a)-(g) shall not apply to any Performance-Based Awards the value of which, upon satisfaction of all restrictions and/or conditions to receipt by the Participant, is dependent solely and exclusively upon an increase in the Fair Market Value of the Common Stock between the date of grant and the date that such restrictions and conditions are satisfied.

  General Provisions
    Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of incentive Awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld.
    Awards. Each Award hereunder shall be evidenced in writing, delivered to the Participant, and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant and the effect thereon, if any, of a Change in Control.
    Nontransferability. No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation, or liability of the Participant. Notwithstanding the above, in the discretion of the Committee, Awards may be transferable pursuant to a QDRO, as determined by the Committee.
    No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company.
    Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify that upon the issuance of certificates with respect to such shares, the Participant or Designated Beneficiary shall be the owner of such shares as provided herein and in the related Restricted Stock Agreement, Restricted Stock Unit Agreement, Bonus Stock Agreement or Option Stock Agreement and, except as otherwise provided herein or in any such related Agreement, shall be entitled to full voting, dividend and distribution rights like any other holder of the Stock as long as such Participant remains the owner thereof.
    Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the state of Texas. If any provision of the Plan should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion shall remain in full force and effect as if the Plan had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.
    Effective Date and Term of Plan. Subject to the approval of the shareholders of the Company, the Plan shall be effective on April 27, 2005; provided, however, that no Stock, rights or Options may be sold, awarded or granted under the Plan until a Registration Statement under the Securities Act covering the shares of Stock to be issued under the Plan has become effective. Any rights, Options or Stock granted hereunder shall be granted subject to approval of this Plan by the shareholders of the Company.

    No Awards may be granted under the Plan after April 27, 2015; however, all previous Awards made that have not expired under their original terms at the time the Plan expires will remain outstanding.

    Amendment of Plan. The Board of Directors or the Committee may amend, suspend, or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval (i) if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act or under the performance-based compensation exception to Section 162(m); (ii) to lower the exercise price of an Award below the exercise price on the date the Award is granted (except as provided in Sections 5(c), (d), (e) and (f)); (iii) to reprice (or cancel and regrant a new Award) any outstanding Award to which an exercise or purchase price applies, at a lower price; or (iv) if such approval is required by the exchange or quotation system on which the Common Stock is listed. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations. No Plan amendment shall, without the affected Participant's consent, materially and adversely affect any right or obligation under any Award previously granted to the Participant under the Plan.
    Amendment of Award. Any Award may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any additions to or changes in the Code or in the regulation issued thereunder, or any federal or state securities law or other law or regulations, which change occurs after the Date of Grant and by its terms applies to the Award; or (ii) other than in the circumstances described in clause (i), with the consent of the Participant.
    Exemption from Computation of Compensation for Other Purposes. By acceptance of shares of Stock sold or awarded or rights or Options granted under this Plan, each Participant shall be deemed to agree that it is special incentive compensation and that it will not be taken into account as "wages" or "salary" in pension, retirement, life insurance or other employee benefit plans or arrangements of the Company, except as otherwise determined by the Company. In addition, each Designated Beneficiary of a deceased Participant shall be deemed to agree that such Award or grant will not affect the amount of any life insurance coverage available under any life insurance plan covering employees of the Company.
    Termination. Unless earlier terminated by the Board of Directors or the Committee, the Plan shall terminate at 11:59 p.m. on April 27, 2015. No shares of Stock shall be sold or issued (except to the extent issued in connection with rights or Options previously granted hereunder) or rights or Options granted hereunder after such date. The termination of the Plan, however, shall not affect any restrictions previously imposed on shares of Stock issued pursuant to the Plan or alter the rights of Participants with respect to rights or Options granted or shares of Stock issued (including Unvested Stock) pursuant to the Plan.
    Legend. In order to enforce the restrictions imposed upon shares of Stock sold or awarded hereunder, the Committee may cause a legend or legends to be placed on any certificates representing such shares, which legend or legends shall make appropriate reference to the restrictions imposed hereunder.
    Conditions to Delivery of Stock. Nothing herein or any Award granted hereunder or any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superceding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any exercise of an Option, or at the time of grant of any Award, the Company, may as a condition precedent to the exercise of Option or vesting of any Award, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder's intentions with regard to retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to insure that any disposition by that holder (or in the event of the holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superceding statute or statutes, any other applicable state or federal regulation, or any rule of any applicable exchange or securities association, as then in effect. No Option shall be exercisable and no restriction on any Award shall lapse with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company or any Subsidiary that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.
    Nonqualified Deferred Compensation Rules. In the event any Award granted under the Plan fails to meet the limitations or requirements of section 409A of the Code and the regulations promulgated thereunder, then such Award shall be modified by the Committee, in its sole discretion, to the limited extent necessary to satisfy the requirements of section 409A of the Code and the regulations promulgated thereunder, which modifications may include, but shall not be limited to, modification of the time and matter of settlement of the Award.
    Certain Participants. All Award Agreements for Participants who are subject to Section 16(b) of the Exchange Act shall be deemed to include such additional limitations, terms, and provisions as Rule 16b-3 then requires unless the Committee determines that any such Award should not comply with the requirements of Rule 16b-3. All Performance-Based Awards shall be deemed to include such additional limitations, terms and provisions as are necessary to comply with the performance-based compensation exemption to Section 162(m). Unless the Committee determines that an Award to an Executive Officer is not intended to qualify for the exemption for performance-based compensation under Section 162(m) or unless (and then only to the extent) the requirements of Section 162(m) change, (i) an Award of a Stock Option shall have an exercise price (and Award of a Stock Appreciation Right shall have a specified price fixed by the Committee) equal to the Fair Market Value of a share of Stock on the Date of Grant of the Award, (ii) the period over which the performance objectives of the Award must be satisfied shall not be shorter than six months, (iii) the performance objectives applicable to an Award for an Executive Officer shall be based on one or more of the Stockholder Approved Standards; and (iv) the Award shall be subject to any additional requirement of Section 162(m).
    Change in Control. The Committee shall, in its sole discretion, have the right to accelerate the payment or vesting of any Award and to release any restrictions on any Awards in the event of a Change in Control or termination of employment pursuant to a Change in Control ("Acceleration Rights"). Notwithstanding the preceding, in the event one or more Participants under the Plan receives Acceleration Rights (each an "Accelerated Participant"), excluding Acceleration Rights resulting from a written employment agreement between a Participant and the Company, then all Participants under the Plan with an Award similar to that held by an Accelerated Participant shall receive Acceleration Rights with respect to that Award identical to those provided by the Committee for the benefit of the Accelerated Participant.
    Tax Election for Restricted Stock. If any Participant, in connection with the acquisition of Common Stock under the Plan, makes an election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.
    Awards to Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the Unites States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident primarily employed in the United States. An Award may be modified under this Section 14(q) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Exchange Act Section 16(b) for the Participant whose Award is modified.

(s) Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant or obligation to deliver Common Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Common Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

Exhibit 10.2

Award No. _____

7-ELEVEN, INC.

2005 Stock Incentive Plan

Award Agreement

Grant of Nonqualified Stock Option (NQSO)

7-Eleven, Inc. (the "Company") hereby grants to _______________________________, SSN # __________ (the "Participant") as of ________________ (the "Date of Grant"), pursuant to the 2005 Stock Incentive Plan (the "Plan"), a stock option subject to the Plan and upon the terms and conditions set forth below. In accordance with the Plan, the Date of Grant is the date selected by the Compensation and Benefits Committee of the Company's Board of Directors. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Plan.

1. Grant of Option

Subject to the terms and conditions hereinafter set forth, the Company, with the approval and direction of the Committee, grants to the Participant, as of the Date of Grant, an option to purchase up to ______ shares of Common Stock at a price of $_____, which is the Fair Market Value of the Common Stock on the Date of Grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter referred to as the "Option Shares." This Option is a Nonqualified Stock Option, and as such is not intended by the parties hereto to be an Incentive Stock Option (as such term is defined under the Code).

2. Exercisability of Option

Subject to such further limitations as are provided herein, the Option shall become exercisable in three (3) installments, the Participant having the right hereunder to purchase from the Company the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

(a) on and after the first anniversary of the Date of Grant, up to one-third (ignoring fractional shares) of the total number of Option Shares;

(b) on and after the second anniversary of the Date of Grant, up to an additional one-third (ignoring fractional shares) of the total number of Option Shares;

(c) on and after the third anniversary of the Date of Grant, the remaining Option Shares.

3. Accelerated Vesting

The Option shall become fully exercisable immediately prior to the occurrence of any event which:

(a) Would result in the Company's common stock not being listed on any national securities exchange or quoted on the Nasdaq National Market or other securities quotation system or the Company not being subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act; or

(b) Is subject to Rule 13e-3 under the Exchange Act.

4. Termination of Option

(a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option Term").

(b) If the Participant has an exercisable Option (in whole or in part) as of the date of the Participant's termination of employment with the Company for any reason other than those described in the following paragraphs (c) through (h) of this Section 4, then the exercisable portion of such Option shall remain exercisable for a period equal to the lesser of (1) the remainder of the Option Term or (2) the date which is 60 days after the date of Participant's termination of employment.

(c) Upon termination of the Participant's employment with the Company by reason of Normal Retirement, the Option shall become immediately one hundred percent (100%) vested, and the Participant shall have until the expiration of the Option Term to exercise the Option.

(d) Upon termination of the Participant's employment with the Company by reason of Early Retirement or Disability, any portion of the Option that is not yet vested shall continue to vest and to be exercisable in accordance with the provisions of Sections 2 and 3 of this Award Agreement and, once vested, the Option shall remain exercisable until the expiration of the Option Term unless, prior thereto, the Participant reaches age 65, at which time all remaining Options shall vest.

(e) Upon termination of the Participant's employment with the Company by reason of Divestiture, any portion of the Option that as of the date of termination is not yet exercisable shall become null and void as of the date of termination and the portion, if any, of the Option that is exercisable as of the date of termination shall remain exercisable for a period equal to the lesser of (1) the remainder of the Option Term or (2) the date which is one year after the date of termination.

(f) In the event of death of the Participant, regardless whether the Participant had previously retired (either Early Retirement or Normal Retirement) or was Disabled at the time of death, the Option shall become immediately one hundred percent (100%) vested and the Participant's Designated Beneficiary shall have twelve (12) months following the Participant's death during which to exercise the Option.

(g) A transfer of the Participant's employment between the Company and any Subsidiary of the Company, shall not be deemed to be a termination of the Participant's employment.

(h) Notwithstanding any other provisions set forth herein or in the Plan, if the Participant shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any Subsidiary of the Company, (ii) breach any covenant not to compete, or employment contract with the Company or any Subsidiary of the Company, or (iii) engage in conduct that would warrant the Participant's discharge for cause (excluding general dissatisfaction with the performance of the Participant's duties, but including any act of disloyalty or any conduct clearly discrediting the Company or any Subsidiary or Affiliate of the Company), any unexercised portion of the Option shall immediately terminate and be void.

5. Exercise of Option

(a) The Participant may exercise the Option from time to time with respect to all or any part of the number of Option Shares then exercisable hereunder by complying with such procedures as the Company's Vice President, Compensation and Benefits, may establish.

(b) On or before the Exercise Date, the Participant shall pay the full amount of the purchase price for the Option Shares in cash (U.S. dollars) or through the surrender of previously acquired shares of Stock valued at their Fair Market Value on the Exercise Date, subject to such procedures as the Company's Vice President, Compensation and Benefits, may establish.

(c) The obligation of the Company to deliver Option Shares shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or such other securities trading system or market or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of the Option Shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(d) If the Participant fails to pay for any of the Option Shares or to pay any applicable withholding tax relating thereto or fails to accept delivery of the Option Shares, the Participant's right to purchase such Option Shares may be terminated by the Committee.

6. Fair Market Value

As used herein, the "Fair Market Value" of a share of Stock shall be the Closing Price per share of Stock on the New York Stock Exchange, or such other securities trading system or exchange which is the primary market on which the Stock may then be listed or traded on the date in question, or if the Stock has not been traded on such date, the Closing Price on the first day prior thereto on which the Stock was so traded.

7. No Rights of Shareholders

Neither the Participant nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

8. Non-Transferability of Option

During the Participant's lifetime, the Option shall be exercisable only by the Participant or any guardian or legal representative of the Participant, and the Option shall not be transferable except, in case of the death of the Participant, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Participant and it shall thereupon become null and void. Notwithstanding the above, in the discretion of the Committee, Options may be transferable pursuant to a Qualified Domestic Relations Order.

9. Withholding Tax Requirements

By exercising the Option, Participant becomes subject to legally required withholding taxes. To satisfy these withholding requirements, Participant hereby agrees to comply with such procedures as the Company's Vice President, Compensation and Benefits, may establish.

10. No Right to Employment

Neither the granting of the Option nor its exercise shall be construed as granting to the Participant any right with respect to continued employment with the Company.

11. Change in Control

The Committee shall, in its sole discretion, have the right to accelerate the vesting of any Option in the event of a Change in Control.

12. Adjustment of Awards

The terms of this Option and the number of Option Shares purchasable hereunder shall be subject to adjustment pursuant to Section 5 of the Plan.

13. Amendment of Option

The Option may be amended by the Committee at any time (i) if the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any additions to or changes in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i) with the consent of the Participant.

14. Notice

Any notice to the Company under this Award Agreement shall be in writing and addressed to the Company in care of the Company's Vice President, Compensation and Benefits, and any notice to the Participant shall be in writing and addressed to the Participant at the Participant's current address shown on the records of the Company or such other address as the Participant may submit to the Company in writing. Any notice shall be deemed to be duly given if and when properly addressed with postage prepaid, or if personally delivered to the addressee or, in the case of notice to the Company, if sent via telecopy to the facsimile machine of the Vice President, Compensation and Benefits, at such telephone number as may be published on the Company's intranet site.

15. Incorporation of Plan by Reference

The Option is granted pursuant to the terms of the Plan, which terms are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Award Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. In the event of a conflict between the terms of this Award Agreement and the Plan, the terms of the Plan shall control.

16. Governing Law

The validity, construction, interpretation and effect of this Award Agreement shall exclusively be governed by and determined in accordance with the law of the State of Texas, except to the extent preempted by federal law, which shall to that extent govern.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant of Nonqualified Stock Option, and the Participant has placed his or her signature hereon, effective as of the Date of Grant.

7-ELEVEN, INC.

By:

James W. Keyes

President and Chief Executive Officer

ACCEPTED AND AGREED TO:

By:

Participant: _______________________________________

Participant's Social Security Number: ___________________

Exhibit 10.3

7-ELEVEN, INC.
AMENDED AND RESTATED
STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
(as approved by the shareholders of 7-Eleven, Inc. on April 27, 2005)

1. ESTABLISHMENT AND PURPOSE

7-Eleven, Inc. (the "Company"), hereby amends and restates the 7-Eleven, Inc. Stock Compensation Plan for Non-Employee Directors (the "Plan"). The purpose of the amended Plan is to provide a variety of ways for the non-employee directors of the Company to acquire shares of the Company's common stock, and thereby to align their interests more closely with the interests of the other shareholders of the Company.

2. CERTAIN DEFINITIONS

For purposes of the Plan, the following terms shall have the indicated meanings:

(a) "Affiliate" shall mean (a) any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest of 10% or more; (b) any Person who is directly or indirectly the beneficial owner of 10% or more of the voting power of the Company; (c) any Person controlling, controlled by or under common control with the Company.

(b) "Annual Retainer" means the amount paid to a Non-Employee Director as his annual fee, which is paid in quarterly increments.

(c) "Award" means a grant or award under Sections 5 or 6 of the Plan, whether granted individually or, in combination, to a Non-Employee Director pursuant to the terms, conditions and limitations that the Board may establish in order to fulfill the objectives of the Plan.

(d) "Award Agreement" means the written agreement between the Company and a Non-Employee Director evidencing the terms, conditions and limitations of the Award granted to that Non-Employee Director.

(e) "Board" means the Board of Directors of 7-Eleven, Inc.

(f) "Closing Price" means the last reported sales price of the Common Stock on the last Trading Day of the calendar quarter, or if no such sale is made on such day, the last reported sales price of the Common Stock on the next following day for which such sales price is reported on the New York Stock Exchange (or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, the principal national stock exchange or stock market on which the Common Stock is then listed or admitted to trading).

(g) "Common Stock" means the Common Stock, par value $.0001 per share, of the Company, or any stock or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Stock.

(h) "Date of Grant" means the date specified by the Board as the effective date of an Award or, if the Board does not so specify, shall be the date the Board adopts the resolution approving the grant of an Award to an individual, including the specification of the number (or method of determining the number) of shares of Common Stock to be subject to the Award, even though certain terms of the Award Agreement may not be determined at that time and even though the Award Agreement may not be executed until a later time.

(i) "Director's Fees" means all fees paid to a Non-Employee Director for his services to the Company as a member of the Board. It shall include the Annual Retainer, committee fees and meeting fees. It shall not include any consulting fees paid to a Non-Employee Director.

(j) "Election Agreement" means the form, signed by the Non-Employee Director and filed with the Company that specifies the amount (all, none, dollars or percentage) of the Director's Fees that a Non-Employee Director elects to receive in Common Stock in lieu of cash pursuant to Section 4.

(k) "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(l) "Fair Market Value" shall mean the Closing Price of the Common Stock on the date in question or, if the Common Stock has not been traded on such date, the Closing Price on the last day prior thereto on which the Common Stock was so traded.

(m) "Independent Director" means an individual duly elected or chosen as a director of the Company who is not also an employee, officer or director of a parent, Affiliate or Subsidiary of the Company and who would otherwise qualify as a "Non-Employee Director" as that term may be defined in Rule 16b-3.

(n) "Non-Employee Director" means an individual duly elected or chosen as a director of the Company who is not also an employee of the Company or any of its Subsidiaries.

(o) "Option" means a stock option granted under Section 5 of the Plan.

(p) "Option Stock" means shares of Common Stock issued pursuant to the exercise of an Option.

(q) "Person" shall mean any person or entity of any nature whatsoever, specifically including without limitation an individual, a firm, a corporation, a partnership, a trust or other entity.

(r) "Restricted Period" means the period beginning on the date of grant of an Award and the first day of the month following the date of the Retirement of a Non-Employee Director.

(s) "Restricted Stock" means shares of Common Stock, subject to restrictions, granted to a Non-Employee Director under Section 6 of the Plan.

(t) "Retirement" means, in the case of any Non-Employee Director, retirement from, of other cessation of, service on the Board.

(u) "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor rule, as it may be amended from time to time.

(v) "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(w) "Subsidiary" shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

(x) "Trading Day" means any day on which the stock exchange or stock market referred to in Section 0 hereof is open for trading on a regular basis.

3. ELIGIBILITY

Each Non-Employee Director shall be eligible to participate in the Plan.

4. ELECTION TO RECEIVE STOCK IN LIEU OF DIRECTOR'S FEES

(a) Participation. Participation in this portion of the Plan shall be voluntary and a Non-Employee Director who elects to participate in this portion of the Plan shall complete an Election Agreement which shall be filed with the Secretary of the Company, specifying the amount (either "all", "none", a specific percentage or specific dollar amount) of such Director's Fees that the Non-Employee Director wants to receive in shares of Common Stock.

(b) Election Agreement. The Election Agreement must be filed with the Secretary of the Company prior to the beginning of the calendar quarter to which the election relates and will only be applicable to Director's Fees earned after the effective date of the election, except that for the calendar quarter during which the Plan is first adopted, the Election Agreement will be deemed effective as of the first day of that calendar quarter. Once an Election Agreement is filed, it will remain in effect for subsequent calendar quarters until the Non-Employee Director amends it (by filing a new Election Agreement) or revokes it, by either  filing a new Election Agreement or  filing a statement of revocation with the Secretary of the Company advising that the Non-Employee Director no longer wants to receive Common Stock in payment of his Director's Fees.

(c) Deferral of Receipt of Common Stock.

(i) A Non-Employee Director may choose to defer receipt of any Common Stock in payment of his Director's Fees pursuant to Section 4 of the Plan until the earlier of the following dates:

(A) the first of the month following the date that the Non-Employee Director's service as a Director ends; or

(B) a specific date selected by the Non-Employee Director, which may not be earlier than the January 1 immediately following the first full calendar year after the date the Non-Employee Director makes the election to defer receipt of any Common Stock under the Plan.

(ii) In order to defer receipt of any Common Stock as described in subsection (i) above, the Non-Employee Director must complete a deferral agreement furnished by the Secretary of the Company or his designee and return the completed form to the Company. The Non-Employee Director may terminate or amend the deferral agreement at any time by providing written notice to the Company, but the termination or amendment shall be deemed effective only with respect to compensation earned in the quarters following the date of such termination or amendment.

(d) Stock Issuance. The shares of Common Stock to be issued pursuant to the election described in this Section shall be equal to the number of shares of Common Stock that could be purchased at the Closing Price on the last day of the calendar quarter during which the Director's fees were earned with the dollar amount of the Director's Fees that are being paid in Common Stock. To the extent this results in a fractional share, the number of shares to be issued to the Non-Employee Director shall be rounded up to the next whole share.

(e) Certificate for Shares of Common Stock. A certificate representing the appropriate number of shares of Common Stock, subject to applicable law, shall be issued in the name of the Non-Employee Director, individually, or upon his request, in the name of another person or entity to which he has assigned his director's fees, and shall be issued within ten days after the end of the calendar quarter for which the Director's Fees are being paid. The certificate so issued shall contain a restrictive legend (i) prohibiting transfer of the shares in accordance with any election the Non-Employee Director may have made under a deferral Agreement; or (ii) if no deferral Agreement applies to the shares, stating that unless the restriction is waived by the Company, the shares represented by the certificate cannot be transferred for six months following the date of issuance of the certificate.

5. STOCK OPTIONS

(a) Grant. Subject to the provisions of the Plan and applicable law, all Options granted pursuant to the Plan shall have such terms and conditions as the Board in its sole discretion shall determine, all of which terms and conditions shall be specified in the particular Award Agreement, including the period during which such Option may be exercised in whole or in part, and the conditions under which such Option may be terminated and such other provisions as may be advisable to comply with law or the rules of any securities trading system or stock exchange.

(b) Option Price. The option price at the time each Option is granted shall be the Fair Market Value of the Common Stock on the Date of Grant.

(c) Exercise.

(i) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable prior to the expiration of six months from the Date of Grant nor after the expiration of ten years from the Date of Grant. The Board may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable, restrictions on transfer of shares of Common Stock received upon exercise, or a portion thereof, after exercise, as the Board may deem advisable, including, without limitation, restrictions on, or acceleration of, the term or vesting based on market appreciation of the Common Stock, increases in the revenues, sales, net worth or net earnings of the Company or any Subsidiary, division or other component thereof, or the attainment of any other business or financial goal of the Company.

(ii) No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. In addition, at the request of the Non-Employee Director and to the extent permitted by applicable law, the Board may (but shall not be required to) approve arrangements with a brokerage firm under which that brokerage firm, on behalf of the Non-Employee Director, shall pay to the Company the exercise price of the Option being exercised (either as a loan to the Non-Employee Director or from the proceeds of the sale of Common Stock issued pursuant to that exercise of the Option), and the Company shall promptly cause the exercised shares to be delivered to the brokerage firm. Such transactions shall be effected in accordance with the procedures that the Board may establish from time to time.

(d) Each Option shall have the following additional conditions:

(i) The Options shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Non-Employee Director's lifetime only by him, except as otherwise determined by the Board.

(ii) Non-Employee Directors shall have no right to receive any fractional shares of Common Stock upon the exercise of Options granted under the Plan.

(iii) No optionee shall be deemed to be a holder of any shares of Common Stock until the issuance of certificates after the exercise of an Option. No adjustment shall be made for any dividends or distributions or other rights for which the record date is prior to the date such stock certificates are so issued.

(iv) The number of shares of Common Stock subject to an Option and the price per share shall be appropriately adjusted pursuant to Section 7.

(v) All Option Shares (and all shares of Common Stock received thereon as the result of any adjustment pursuant to Section 7) shall either be free of any restrictions (other than those imposed by applicable law) or in the discretion of the Board may be subject to restrictions or features similar to those referred to in Section 7 and set forth in the related Award Agreement.

6. RESTRICTED STOCK

(a) The Board may, with full authority and in its sole and complete discretion, grant Restricted Stock and determine the number of shares of Restricted Stock to be granted to a Non-Employee Director.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Non-Employee Director and deposited by such Non-Employee Director, together with a stock power endorsed in blank, with the Company or with the Company's stock transfer agent. At the expiration of the Restricted Period, the Company or its stock transfer agent shall deliver such certificates to the Non-Employee Director or the Non-Employee Director's legal representative.

7. SHARES SUBJECT TO PLAN/MAXIMUM AMOUNT AVAILABLE FOR AWARDS

(a) The maximum number of shares of Common Stock which may be issued, or in respect of which Awards may be made, under the Plan shall be a total of 540,000 shares of Common Stock (including 240,000 shares authorized at the inception of the Plan and, subject to shareholder approval at the 2005 Annual Meeting of Shareholders, an additional 300,000 shares for future issuance), which may be in any combination of Options, Restricted Stock or any other right or option.

(b) Shares of Common Stock issued under the Plan may be available from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased in the open market. In the event that  an Option is settled for cash or expires or is terminated unexercised as to any shares of Common Stock covered thereby, or  any Award in respect of shares of Common Stock is cancelled or forfeited for any reason under the Plan without the delivery by the Company of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan. In the event that any Option or other Award granted hereunder is exercised through the delivery of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares so surrendered, to the extent permissible under Rule 16b-3 as interpreted from time to time by the Securities and Exchange Commission or its staff.

(c) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Common Stock payable in Common Stock or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, then  the maximum number of shares of Common Stock available for the Plan shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted,  the number of shares of Common Stock (or other kind of shares or securities) that may be acquired under any award under the Plan shall be increased proportionately, and  the price (including Exercise Price) for each share of Common Stock (or other kind of shares or securities) subject to then outstanding awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding awards remain exercisable or subject to restrictions.

(d) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Stock,  the maximum number of shares of Common Stock available for the Plan shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted,  the number of shares of Common Stock (or other kind of shares or securities) that may be acquired under any award shall be decreased proportionately, and  the price (including Exercise Price) for each share of Common Stock (or other kind of shares or securities) subject to then outstanding awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding awards remain exercisable or subject to restrictions.

(e) In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, not contemplated above affects the Common Stock such that an adjustment is deemed appropriate in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Board may in its sole discretion and in such manner as the Board may deem equitable adjust any or all of  the number and kind of shares which thereafter may be awarded or optioned and sold under the Plan,  the number and kind of shares subject to Options and other Awards, and  the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to a Non-Employee Director or a person who has an outstanding Option or other Award; provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

(f) Whenever the number of shares of Common Stock subject to outstanding awards under the Plan and the price for each share of Common Stock subject to outstanding awards are required to be adjusted as provided in this Section, the adjustment and any notice thereof shall be made in accordance with the relevant section of the 7-Eleven, Inc. 1995 Stock Incentive Plan, as amended from time to time, or a successor plan. The calculations made shall be final, binding and conclusive. No fractional interest shall be issued under the Plan as a result of any adjustments.

8. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board, which may delegate authority to a committee comprised solely of two or more Independent Directors; however, such committee shall have no authority to  determine how many shares shall be given to any Non-Employee Director or (b) determine eligibility to participate in the Plan. Such committee may be authorized to interpret the Plan, prescribe, amend and rescind such rules and regulations relating to the Plan, as may be deemed advisable to protect the interests of the Company in connection with the operation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Board or of any such committee shall be liable for any action or determination made in good faith with respect to the Plan or any agreement entered into pursuant to the Plan. The determinations, interpretations, and other actions of the Board and of any such committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

9. DESIGNATION OF BENEFICIARY

Each Non-Employee Director who participates in the Plan shall name a beneficiary to receive any shares due such director pursuant to Section 4 at the time of his death, with the right to change such beneficiary at any time. In case or a failure to designate a beneficiary or the death of the designated beneficiary without a designated successor, such shares shall be issued to the estate of the Non-Employee Director. Disposition of Awards at the death of the Non-Employee Director shall be made in accordance with the terms of the Award.

10. PLAN AMENDMENT, MODIFICATION, AND TERMINATION

The Board may at any time suspend, terminate, amend, or modify the Plan.

11. PLAN EFFECTIVENESS

The Plan was initially adopted effective as of October 1, 1998, and shall continue until the earliest of the following to occur:  December 31, 2008;  the date on which all shares reserved for issuance under the Plan have been issued; and  the date the Plan is terminated by a resolution of the Board. The terms of this amended and restated Plan shall be effective as of April 27, 2005.

12. GENERAL PROVISIONS

(a) No Continuing Right as Director. Neither the adoption or operation of the Plan, nor the Plan itself or any document describing or relating to the Plan, or any part hereof, shall confer upon any Non-Employee Director any right to continue as a director of the Company or any subsidiary of the Company.

(b) Nonalienation of Benefits. No Non-Employee Director shall have the right to sell, assign, transfer, or otherwise convey or encumber in whole or in part the right to receive any Common Stock under the Plan, except in accordance with the express provisions hereof, or the express provisions of an Award Agreement.

(c) Binding Effect. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company. The terms and conditions of the Plan shall be binding upon each Non-Employee Director and his heirs, legatees, distributees, and legal representatives.

(d) Severability. If any provision of the Plan or any agreement hereunder is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

(e) Expenses. All expenses incident to the administration, protection, or termination of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

(f) Notices. Whenever any notice is required or permitted under the Plan or any agreement hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder or under an agreement shall be deemed to be delivered on the date on which it is personally delivered, or on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or a Non-Employee Director may change, at any time and from time to time, by written notice to the other, the address that it or he had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an agreement shall be delivered or sent  to the Non-Employee Director at his address as set forth in the records of the Company or  to the Company at the principal executive offices of the Company clearly marked "Attention: Secretary".

(g) No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan. No Non-Employee Director or other person shall have any claim against the Company or any subsidiary thereof as a result of such action.

(h) Governing Law. The provisions of the Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

(i) Miscellaneous. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.